UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2013

Parametric Sound Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-54020	27-2767540
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13771 Danielson Street, Suite L
Poway, California 92064

(Address of Principal Executive Offices)

____________________

888-477-2150

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 31, 2013, pursuant to the recommendation of the Board of Directors and the Compensation Committee of Parametric Sound Corporation (the “Company”), the maximum bonus amount payable to James A. Barnes, the Company’s CFO, Treasurer and Secretary, under the Company’s Cash Bonus Plan (the “2013 Cash Bonus Plan”) was increased from $81,000 to $162,000. Such bonus will be earned upon the closing of the merger contemplated by the Agreement and Plan of Merger dated August 5, 2013 among the Company, Paris Acquisition Corp. and VTB Holdings, Inc. (the “Merger Agreement”) or, alternatively, upon the closing of any transaction pursuant to an “Alternative Acquisition Agreement” as defined in the Merger Agreement. For more information regarding the 2013 Cash Bonus Plan, see Item 5.02 of the Form 8-K filed with the SEC on February 25, 2013 and Part II, Item 5 of the Form 10-Q filed with the SEC on August 8, 2013, which disclosures are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 4, 2013

Parametric Sound Corporation

By: /s/ James A. Barnes
James A. Barnes
Chief Financial Officer, Treasurer and Secretary